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                                                                    Exhibit 4.28

                 IRREVOCABLE STAND-BY LETTER OF CREDIT NO. 1635

                            THE TORONTO-DOMINION BANK

PECO ENERGY COMPANY
2004 Renaissance Blvd.
King of Prussia, PA  19406

                                                               November 10, 1999

Dear Sirs:

         For the account of Tenaska Georgia Partners, L.P. ("Tenaska"), we hereby authorize you to draw on us at sight $15,000,000 plus upon and after April 1, 2001, $10,000,000 (giving a total of $25,000,000 less any non-reimbursed draws) (such amount, or after such date the sum of such amounts, as the same shall be reduced and reinstated from time to time in accordance with the terms hereof, being referred to herein as the "Stated Amount").

         Funds under this Letter of Credit are available to you against your sight draft(s) drawn on us and accompanied by a certificate purportedly signed by your authorized representative in the form of ANNEX A attached hereto.

         Presentation of such draft(s) and certificate(s) shall be made at our office located at 909 Fannin, Suite 1700, Houston, Texas, Attention: Jeff Lents or at any other location which may be designated by us by written notice delivered to you. Drafts must be marked "Drawn under The Toronto-Dominion Bank Irrevocable Letter of Credit No. 1635". We hereby agree that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us upon due delivery of the draft(s) and certificate(s) if presented at such office on or before the termination date hereof.

         Payment under this Letter of Credit shall be made in accordance with the payment instructions set forth in your certificate in the form of ANNEX A.

         All drafts, certificates and notices shall be personally delivered to us.

         Upon our receipt of a certificate in the form of ANNEX B attached hereto from your authorized representative, the Stated Amount will be reduced in accordance with such certificate.

         This Letter of Credit shall automatically terminate and be delivered to us for cancellation upon the earliest of (i) our receipt of a certificate signed by your authorized representative in the form of ANNEX C attached hereto, (ii) the close of business on November 10, 2006, and (iii) 60 days after our delivery to you of a termination certificate stating that this Letter of Credit will terminate on such 60th day by reason of an event of default having occurred under the

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reimbursement agreement between Tenaska and us. The earlier of the termination dates arising under clause (ii) and (iii) above is the "Expiry Date."

         Partial drawings under this Letter of Credit are permitted. Each drawing hereunder shall reduce the Stated Amount by the amount paid on such drawing; provided that a reduction in the Stated Amount may be reinstated by our delivery to you of a certificate in the form of ANNEX D indicating that the Stated Amount has been so increased.

         This Letter of Credit is subject to the International Standby Practices (ISP98). This Letter of Credit shall be deemed to be made under the laws of the State of New York, including Article 5 of the Uniform Commercial Code, and shall, as to matters not governed by the International Standby Practices (ISP98), be governed by and construed in accordance with the laws of the State of New York, excluding any choice of law provisions or conflict of law principles which would require reference to the laws of any other jurisdiction.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for the certificate(s) and such sight draft(s) referred to herein.

                                 Very truly yours,

                                 The Toronto-Dominion Bank

                                 By:   /s/ Warren Finley
                                       -----------------------------------------
                                       Name: Warren Finley
                                       Title: Vice President

                                 By:   /s/ Jano Mott
                                       -----------------------------------------
                                       Name: Jano Mott
                                       Title: Mgr. Syndications & Credit Admin.




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                                                                         Annex A

                               DRAWING CERTIFICATE

         The undersigned, a duly authorized representative of PECO Energy Company ("PECO"), as the beneficiary of the Irrevocable Letter of Credit No. 1635 (the "Letter of Credit") issued by [Bank] (the "Bank") for the account of Tenaska Georgia Partners, L.P. ("Tenaska"), certifies as follows to the Bank:

         1. Tenaska and PECO are parties to a Power Purchase Agreement dated August 24, 1999 (the "PPA"). (Tenaska has failed to pay PECO certain liquidated damages payable under Section 4.02, 8.09, 9.09, 8.10 or 8.11 of the PPA) OR [Tenaska has failed to pay an Availability Adjustment due under the PPA.] OR [The [Expiry Date being the date 7 years after the issue date of the Letter of Credit] is to occur within 10 days of the date of this Drawing Certificate and the Letter of Credit has not been renewed or replaced by an Acceptable Credit Support (as defined in the PPA)] OR [The [Expiry Date being the date 60 days after delivery of a termination certificate stating that this Letter of Credit will terminate on such 60th day by reason of an Event of Default having occurred under Tenaska's financing documents] is to occur within 30 days of the date of this Drawing Certificate and the Letter of Credit has not been renewed or replaced by an Acceptable Credit Support (as defined in the PPA).

         2. PECO is entitled to make a drawing under the Letter of Credit in the amount of $_____. The amount of drawing to be made hereunder does not exceed (a)
(1) the amount of the obligations due and payable by Tenaska to PECO or (2) the amount required to be posted as cash collateral upon the expiration of an Acceptable Credit Support to PECO, pursuant to the PPA and (b) the Stated Amount of the Letter of Credit.

         3. All payments to PECO under the Letter of Credit shall be made by wire transfer of immediately available funds to PECO at [PECO's Bank], for credit to account no. _____.

         Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

                                           PECO ENERGY COMPANY,
                                             a Pennsylvania corporation

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:




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                                                                         Annex B

                    CONSENT TO REDUCTION OF LETTER OF CREDIT

         Reference is made to the Irrevocable Stand-by Letter of Credit No. ____ (the "Letter of Credit") issued by The Toronto-Dominion Bank for the account of Tenaska Georgia Partners, L.P. The undersigned beneficiary of such Letter of Credit hereby consents to a permanent reduction in the amount available to be drawn under the Letter of Credit, effective immediately, to $_____________.

         IN WITNESS WHEREOF, PECO Energy Company has executed and delivered this certificate as of the ____ day of __________.

                                           PECO ENERGY COMPANY,
                                             a Pennsylvania corporation

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:




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                                                                         Annex C

                   CONSENT TO TERMINATION OF LETTER OF CREDIT

         Reference is made to the Irrevocable Stand-by Letter of Credit No. ____ (the "Letter of Credit") issued by The Toronto-Dominion Bank for the account of Tenaska Georgia Partners, L.P. The undersigned beneficiary of such Letter of Credit hereby consents to the termination of the Letter of Credit, effective immediately, and is surrendering the Letter of Credit for cancellation.

         IN WITNESS WHEREOF, PECO Energy Company has executed and delivered this certificate as of the ____ day of __________, 20__.

                                           PECO ENERGY COMPANY,
                                             a Pennsylvania corporation

                                           By:
                                              ----------------------------------
                                               Name:
                                               Title:




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                                                                         Annex D

                  CERTIFICATE OF REINSTATEMENT OF STATED AMOUNT

                                     [Date]

PECO

[Address]
Attn:

Ladies and Gentlemen:

         Reference is made to The Toronto-Dominion Bank, Letter of Credit No. 1635 Irrevocable Standby Letter of Credit (the "Letter of Credit"), dated November 10, 1999, issued by us in your favor. Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit. This constitutes our notice to you pursuant to the Letter of Credit that $______has been added to the amount available to be drawn. The Stated Amount is therefore increased by such amount to $___________.



                                                Very truly yours,

                                                The Toronto-Dominion Bank

                                                By:
                                                   -----------------------------
                                                     Name:
                                                     Title:

                                                By:
                                                   -----------------------------
                                                     Name:
                                                     Title:




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                                                                         Annex E

                    NOTICE OF TERMINATION OF LETTER OF CREDIT

         Reference is made to the Irrevocable Stand-by Letter of Credit No. ____ (the "Letter of Credit") issued by The Toronto-Dominion Bank for the account of Tenaska Georgia Partners, L.P. The undersigned The Toronto-Dominion Bank hereby provides notice that this Letter of Credit will terminate on the 60th day after the date hereof by reason of an event of default having occurred under the reimbursement agreement between Tenaska and us.

         IN WITNESS WHEREOF, the The Toronto-Dominion Bank has executed and delivered this certificate as of the ____ day of __________, 20__.


                                                 The Toronto-Dominion Bank

                                                 By:
                                                   -----------------------------



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